Exhibit 10.4

ARIAD PHARMACEUTICALS, INC. 2014 LONG-TERM INCENTIVE PLAN

FORM OF PERFORMANCE SHARE AGREEMENT

This Performance Share Agreement certifies that, pursuant to the ARIAD Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) has granted the Participant the right to receive shares of Common Stock, $.001 par value per share, of the Company (the “Grant”), issuable as soon as administratively feasible following achievement of the performance milestone set forth below and in such amount of shares and subject to the additional vesting provisions set forth below:

Name of Participant:
Target Award Amount:
Grant Date:
Grant Price:	$.001 per Share*

Grant Price. The Grant Price has been deemed to have been paid by services rendered to the Company by the Participant.

Performance Goal:

[Performance goals to be inserted]

Vesting:

Upon certification of the achievement of the Performance Goal by the Compensation Committee, the Participant shall be entitled to receive the following number of shares of Common Stock on the following dates, provided that the Participant is employed by the Company on the applicable date:

[Vesting schedule to be inserted]

The Grant shall terminate in full on the date that a Participant is no longer employed by the Company prior to the date of the certification of the achievement of the Performance Milestone. On the date that the Performance Milestone is deemed achieved, the Grant shall remain outstanding only as to the number of Shares deemed achieved. In addition if the Performance Milestone has not been achieved by [insert date], this Grant shall terminate in full at the close of business on such date and no longer be in force or effect.

The Grant is subject to all the terms, conditions and limitations set forth in the 2014 Plan, which is incorporated herein by reference, and to the following additional terms specified by the Board of Directors of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the 2014 Plan.

Tax Considerations. This award is intended to qualify as a “short-term deferral” exempt from Section 409A of the Internal Revenue Code of 1986, as amended. The Participant acknowledges and agrees that he/she is responsible for all federal, state and local taxes applicable to the Shares when issued and will by the date requested by the Company deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum withholding tax due.

If the Participant does not provide the Company with the required cash payment in a timely manner as set forth above, then the Company shall receive payment of the statutory minimum tax withholding as follows:

(a) if the Company believes that a sale of shares can be made in compliance with applicable securities laws including, but not limited to, through entering into a Rule 10b5-1 trading plan at a time when the Participant is not in possession of material nonpublic information, then the Company shall receive payment in cash through a brokerage sale by the Participant of a sufficient number of the Shares to cover the statutory minimum tax withholding obligation of the Company, after deduction of the broker’s commission, and which sale provides for remittance directly by the broker to the Company of the cash necessary in order for the Company to satisfy its statutory minimum tax withholding obligation; or

(b) if the Participant cannot sell any Shares in accordance with (a) above, then the Company shall reduce the number of Shares to be issued to the Participant in an amount equal to the statutory minimum withholding tax due and payable by the Company using the Fair Market Value as set forth in Section 2(o) of the 2014 Plan. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, the Participant agrees that in the event that the amount of withholding owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s bi-weekly pay.

In witness whereof, the Company has caused this Performance Share Agreement to be executed by its duly authorized officer.

ARIAD PHARMACEUTICALS, INC.		PARTICIPANT

By:
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

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